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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated March 30, 1995, on our audits of the consolidated financial statements of Mark IV Industries, Inc. and the incorporation by reference of our report on the financial statement schedule, which report dated March 30, 1995 is included in the Company's Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A. We also consent to the reference to our firm under the caption "Experts."

                                                  Coopers & Lybrand L.L.P.

Rochester, New York
April 2, 1996